                                                                    Exhibit 99.1



                   LOCK-UP AND REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

         BOSTON PROPERTIES, INC., BOSTON PROPERTIES LIMITED PARTNERSHIP

                                      AND

                            THE HOLDERS NAMED HEREIN

                                 June 19, 2000

                               TABLE OF CONTENTS

                                                                      Page

  1.  Certain Definitions...........................................   1

  2.  Lock-up Agreement.............................................   3

  3.  Registration..................................................   4

  4.  State Securities Laws.........................................   6

  5.  Expenses......................................................   6

  6.  Indemnification by the Company................................   6

  7.  Covenants of the Holder.......................................   7

  8.  Suspension of Registration Requirement; Restriction on Sales..   8

  9.  Black-Out Period..............................................   8

 10.  Additional Shares.............................................   9

 11.  Contribution..................................................   9

 12.  No Other Obligation to Register...............................   9

 13.  Amendments and Waivers........................................  10

 14.  Notices.......................................................  10

 15.  Successors and Assigns........................................  10

 16.  Counterparts..................................................  11

 17.  Governing Law.................................................  11

 18.  Severability..................................................  11

 19.  Entire Agreement..............................................  11

Schedule A - List of Holders
Schedule B - List of Permitted Distributees

                                      (i)

                   LOCK-UP AND REGISTRATION RIGHTS AGREEMENT

     This Lock-up and Registration Rights Agreement (this "Agreement") is
                                                           ---------
entered into as of June 19, 2000 by and among Boston Properties, Inc., a Delaware corporation (the "Company"), Boston Properties Limited Partnership, a
                           -------
Delaware limited partnership (the "Partnership"), and the Persons named on
                                   -----------
Schedule A hereto (each a "Holder" and, if more than one, collectively, the
-------- -                 ------
"Holders").
--------

     WHEREAS, Altid Enterprises, LLC, a New Hampshire limited liability company ("Altid"), being the successor by consolidation to Altid Enterprises Limited
  -----
Partnership, a Massachusetts limited partnership, is a party to a Contribution Agreement dated as of October 20, 1999, by and among the Partnership, Altid, and the Trustees (as defined therein), as amended by Amendment No. 1 to Contribution Agreement, dated as of January 28, 2000 (the "Contribution Agreement"), relating
                                              ----------------------
to certain real property, in exchange for common units of limited partnership in the Partnership ("Units");
                  -----

     WHEREAS, the Units are being issued to the Holder in a private placement transaction and accordingly constitute restricted securities;

     WHEREAS, upon the presentation of Units to the Partnership for redemption in accordance with the terms hereof and the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the "Partnership Agreement"), the Units may be acquired by the Company in exchange
----------------------
for shares of common stock of the Company, par value $.01 per share ("Common
                                                                      ------
Shares"), and the Company has agreed to provide certain registration rights to
------
the Holder in respect of such Common Shares, and the Holder has agreed to certain restrictions on the transferability and redemption of the Units and such Common Shares; and

     WHEREAS, it is a condition precedent under the Contribution Agreement that each of the Company, the Partnership and the Holder enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Certain Definitions.  As used in this Agreement, in addition to the
         -------------------
other terms defined herein, the following capitalized defined terms shall have the following meanings:

     "Affiliate" shall mean, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, provided that, for purposes of this
                                           --------
definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

     "Agreement" shall have the meaning set forth in the preamble hereto.

     "Common Shares" shall have the meaning set forth in the recitals hereto.

     "Company" shall have the meaning set forth in the preamble hereto.

     "Contribution Agreement" shall have the meaning set forth in the recitals hereto.

     "Dispose of" shall have the meaning set forth in Section 2.

     "Holder" shall have the meaning set forth in the preamble hereto.

     "Indemnitee" shall have the meaning set forth in Section 6.

     "Issuance Registration Statement" shall have the meaning set forth in
Section 3(b).

     "Lock-up Period" shall have the meaning set forth in Section 2.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Partnership" shall have the meaning set forth in the preamble hereto.

     "Partnership Agreement" shall have the meaning set forth in the recitals hereto.

     "Person" shall mean an individual, partnership, corporation, limited liability company, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

     "Permitted Distributee" means a direct or indirect holder of equity interests in a Holder that is listed on Schedule B hereto and that has delivered
                                        ----------
to the Company an Investor Questionnaire (as defined in the Contribution Agreement).

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Registrable Shares" (a) when used with respect to a Holder, shall mean the Shares of any Holder, excluding (i) Shares issued to such Holder pursuant to an Issuance Registration Statement so long as such Holder is not an Affiliate of the Company, (ii) Shares for which a Resale Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of under such Resale Registration Statement, (iii) Shares sold pursuant to Rule 144 or (iv) Shares eligible for sale pursuant to Rule 144(k) (or any successor provision) and (b) when used without reference to a Holder, shall mean Registrable Shares of all Holders.

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation:
(i) all SEC, stock exchange or NASD registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any of the Registrable Shares and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Shares on any securities exchange or exchanges pursuant to Section 3(d) hereof, and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audit or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions relating to the sale or disposition of Registrable Shares by a Holder, the fees and disbursements of counsel representing a Holder in connection therewith as provided in Section 5, and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder, all of which shall be borne by such Holder in all cases.

     "Registration Statement" shall mean any registration statement of the Company which covers the issuance or resale of any of the Registrable Shares on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     "Resale Registration Statement" shall have the meaning set forth in Section 3(a).

     "Resale Shelf Registration Expiration Date" shall have the meaning set forth in Section 3(a).

     "Rule 144" means Rule 144 (or any successor provision) under the Securities Act.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Shares" (a) when used with respect to a Holder, shall mean any Common Shares issued or to be issuable to such Holder upon redemption or in exchange for Units held by such Holder, which Units were acquired by such Holder pursuant to the Contribution Agreement and (b) when used without reference to a Holder, shall mean the Shares of all Holders.

     "Suspension Event" shall have the meaning set forth in Section 8(b).

     "Units" shall have the meaning set forth in the recitals hereto.

     2.  Lock-up Agreement.  Each Holder hereby agrees that for a period of one
         -----------------
year after the date hereof (the "Lock-up Period"), without the consent of the
                                 --------------
Company, it will not offer, pledge, sell, contract to sell, grant any options for the sale of, seek redemption of, or otherwise dispose of, directly or indirectly (collectively "Dispose of"), any Units; provided, however, that each
                          ----------               --------  -------
Holder may (i) Dispose of Units to a Permitted Distributee, (ii) Dispose of Units pursuant to a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee if such pledgee agrees that it will under no circumstances foreclose with respect to such Units until after the first anniversary of the date hereof,
(iii) Dispose of Units upon death of a Holder to such Holder's estate, executor, administrator or personal representative or to such Holder's beneficiaries pursuant to a devise or bequest or by laws of descent and distribution, and (iv) after the Lock-up Period, Dispose of Units in accordance with the terms of the Partnership Agreement; and provided, further, that the transferor shall, at the
                           --------  -------
request of the Company, provide evidence reasonably satisfactory to the Company that the transfer is exempt from the registration requirements of the Securities Act. If a Holder Disposes of Units as described in this Section 2, such Units shall remain subject to this Agreement and, as a condition of the validity of such disposition, the transferee shall be required to execute and deliver a counterpart of this Agreement dated as of the date hereof (except that a pledgee shall not be required to execute and deliver a counterpart of this Agreement until it forecloses upon such Units). Thereafter, such transferee shall be deemed to be a Holder for purposes of this Agreement.

     3.  Registration.
         ------------

         (a) Filing of Resale Shelf Registration Statement.  Subject to the
             ---------------------------------------------
conditions set forth in this Agreement, the Company shall cause to be filed a Registration Statement under Rule 415 under the Securities Act relating to the sale by any Holder of all of the Registrable Shares of such Holder or Holders in accordance with the terms hereof (the "Resale Registration Statement"), and
                                       -----------------------------
shall commence, no later than the first anniversary of this Agreement, the preparation of such Resale Registration Statement, and shall use reasonable good faith efforts to cause such Resale Registration Statement to be declared effective by the SEC within 90 days following the first anniversary of the date of this Agreement. The Company agrees to use reasonable good faith efforts to keep the Resale Registration Statement, after its date of effectiveness, continuously effective with respect to the Registrable Shares of each Holder until the earlier of (a) the date on which the Holder no longer holds any Registrable Shares or (b) the date on which all of the

Registrable Shares held by such Holder have become eligible for sale pursuant to Rule 144(k) (or any successor provision) (hereinafter referred to as the "Resale
                                                                          ------
Shelf Registration Expiration Date").
----------------------------------

          (b) Registration Statement Covering Issuance of Common Shares.  In
              ---------------------------------------------------------
lieu of the registration rights set forth in Section 3(a) above, the Company may, in its sole discretion, prior to the first date upon which the Units held by the Holders may be redeemed (or such other date as may be required under applicable provisions of the Securities Act) file a Registration Statement (the "Issuance Registration Statement") under Rule 415 under the Securities Act
 -------------------------------
relating to the issuance to the Holders of Common Shares upon the redemption of Units or in exchange for Units. Thereupon, the Company shall use reasonable good faith efforts to cause such Issuance Registration Statement to be declared effective by the SEC for all Common Shares covered thereby. The Company agrees to use reasonable good faith efforts to keep the Issuance 5 Registration Statement continuously effective until the date on which all Holders have redeemed or exchanged their Units for Common Shares or cash. In the event that
(i) the Company, despite its reasonable good faith efforts, is unable to cause such Issuance Registration Statement to be declared effective by the SEC within 90 days of the first anniversary of this Agreement or (except as otherwise permitted by Sections 8(b) and 9) is unable to keep such Issuance Registration Statement effective until the date on which each Holder has redeemed or exchanged such Holder's Units for Common Shares, or (ii) a Holder is or becomes an Affiliate of the Company, then the rights of each Holder set forth in Section 3(a) above shall be restored.

          (c) Notification and Distribution of Materials.  The Company shall
              ------------------------------------------
notify each Holder of the effectiveness of any Resale Registration Statement applicable to the Shares of such Holder and shall furnish to such Holder such number of copies of the Resale Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Registration Statement and such other documents as such Holder may reasonably request in order to facilitate its sale of the Registrable Shares in the manner described in the Resale Registration Statement.

          (d) Amendments and Supplements.  The Company shall prepare and file
              --------------------------
with the SEC from time to time such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration

Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the earlier of
(a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by all Holders (in the case of a Resale Registration Statement filed pursuant to Section 3(a) hereof) or issued in accordance with the intended method of issuance by the Company (in the case of an Issuance Registration Statement filed pursuant to Section 3(b) hereof) or (b) the date on which the Registration Statement ceases to be effective in accordance with the terms of this Section 3. Upon twenty (20) business days' notice, the Company shall file any supplement or post-effective amendment to the Resale Registration Statement with respect to the plan of distribution or a Holder's ownership interests in its Registrable Shares that is reasonably necessary to permit the sale of such Holder's Registrable Shares pursuant to the Resale Registration Statement. The Company shall file any necessary listing applications or amendments to the existing applications to cause the Shares registered under any Registration Statement to be then listed or quoted on the primary exchange or quotation system on which the Common Shares are then listed or quoted.

          (e) Notice of Certain Events.  The Company shall promptly notify each
              ------------------------
Holder of, and confirm in writing, the filing of the Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

     At any time when a Prospectus relating to the Resale Registration Statement is required to be delivered under the Securities Act by a Holder to a transferee, the Company shall immediately notify each Holder of the happening of any event as a result of which the Prospectus included in such Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall promptly prepare and furnish to each applicable Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares, sold under the Prospectus, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will, if necessary, promptly amend the Resale Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.

     4.  State Securities Laws.  Subject to the conditions set forth in this
         ---------------------
Agreement, the Company shall, in connection with the filing of any Resale Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "Blue Sky" laws of such states as any Holder may reasonably request, and the Company shall use its best efforts to cause such filings to become effective in a timely manner; provided, however, that the Company shall not be obligated to qualify as
        --------  -------
a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once effective, the Company shall use its best efforts to keep such filings effective until the earlier of (a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the Resale Registration Statement,
(b) in the case of a particular state, a Holder has notified the Company that it no longer requires an effective filing in such state in accordance with its original request for filing or (c) the date on which the Resale Registration Statement ceases to be effective.

     5.  Expenses.  The Company shall bear all Registration Expenses incurred in
         --------
connection with the registration of the Registrable Shares pursuant to this Agreement, except that each Holder shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares sold by it and for any legal, accounting and other expenses incurred by it.

     6.  Indemnification by the Company.  The Company agrees to indemnify each
         ------------------------------
Holder and its officers, directors, employees, agents, representatives and affiliates, and each Person or entity, if any, that controls a Holder within the meaning of the Securities Act, and each other Person or entity, if any, subject to liability because of his, her or its connection with a Holder (each, an "Indemnitee"), against any and all losses, claims, damages, actions,
-----------
liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any Resale Registration Statement or Prospectus, or upon any untrue or alleged untrue statement of material fact contained in the Resale Registration Statement or any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such
                      --------  -----
Indemnitee or any Person who participates as an underwriter in the offering or sale of Registrable Shares or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Resale Registration Statement or in any such Prospectus in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company for use in connection with the Resale Registration Statement or the Prospectus contained therein by such Indemnitee or (ii) a Holder's failure to send or give a copy of the final, amended or supplemented prospectus furnished to such Holder by the Company at or prior to the time such action is required by the Securities Act to the selling broker for delivery to the Person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final amended or supplemented prospectus.

     7.   Covenants of the Holder.  Each of the Holders (severally and not
          -----------------------
jointly) hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information concerning its plan of distribution and ownership interests with respect to its Registrable Shares in connection with the preparation of a Resale Registration Statement with respect to such Holder's Registrable Shares and any filings with any state securities commissions as the Company may reasonably request, (b) to deliver to the selling broker or to otherwise cause delivery of the Prospectus contained in such Resale Registration Statement to any purchaser of the shares covered by such Resale Registration Statement from such Holder and (c) to indemnify the Company, its officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, who controls the Company within the meaning of the Securities Act, and each other Person, if any, subject to liability because of his connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in either such Resale Registration Statement or the Prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission occurs from reliance upon and in conformity with written information regarding such Holder, its plan of distribution or its ownership interests, which was furnished to the Company by such Holder for use therein unless such statement or omission was corrected in writing to the Company not less than three (3) business days prior to the date of the final prospectus (as supplemented or amended, as the case may be) or (ii) the failure by such Holder to deliver to the selling broker or to otherwise cause to be delivered the Prospectus contained in such Resale Registration Statement (as amended or supplemented, if applicable) furnished by the Company to such Holder to any purchaser of the shares covered by such Resale Registration Statement from such Holder through no fault of the Company.

     8.   Suspension of Registration Requirement; Restriction on Sales.
          ------------------------------------------------------------

          (a) The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement with respect to such Holder's Registrable Shares or the initiation of any proceedings for that purpose. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement at the earliest possible moment.

          (b) Notwithstanding anything else to the contrary set forth in this Agreement, the Company's obligation under this Agreement to cause a Registration Statement and any filings with any state securities commission to become effective or to amend or supplement a Registration Statement shall be suspended in the event and during such period as unforeseen circumstances exist (including without limitation (i) an underwritten primary offering by the Company if the Company is advised in writing by the underwriters that the sale of Registrable Shares under the Registration Statement would impair the pricing or commercial practicality of the primary offering or (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the Registration Statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with SEC requirements) (such unforeseen circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical
                              ----------------
or inadvisable to cause the Registration Statement or such filings to become effective or to amend or supplement the Registration Statement, but such suspension shall continue only for so long as such event or its effect is continuing. The Company shall notify each Holder of the existence and, in the case of circumstances referred to in clause (i) of this Section 8(b), nature of any Suspension Event.

          (c) Each Holder agrees if requested in writing by the Company in the case of a Company-initiated non-underwritten offering or by the managing underwriter or underwriters in a Company-initiated underwritten offering, not to effect any public sale or distribution of any of the securities of the Company, including a sale pursuant to Rule 144, during the 15-day period prior to, and during the 60-day period beginning on, the date of effectiveness of the Registration Statement relating to such Company-initiated offering.

     9.   Black-Out Period. Each Holder agrees that, following the effectiveness
          ----------------
of any Resale Registration Statement relating to Registrable Shares of such Holder, such Holder will not effect any sales of the Registrable Shares pursuant to the Resale Registration Statement or any filings with any state securities commission at any time after such Holder has received notice from the Company to temporarily suspend sales as a result of the occurrence or existence of any Suspension Event so that the Company promptly may correct or update the Resale Registration Statement or such filing. During such period, the Company will not be obligated to effect redemptions of Units under an Issuance Registration Statement. The Holder may recommence effecting sales of the Shares pursuant to the Resale Registration Statement or such filings following further notice to such effect from the Company, which notice shall be given by the Company not later than five (5) business days after the conclusion of any such Suspension Event.

     10.  Additional Shares.  The Company, at its option, may register, under
          -----------------
any Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued Common Shares of the Company or any Common Shares of the Company owned by any other shareholder or shareholders of the Company.

     11.  Contribution.  If the indemnification provided for in Sections 6 and 7
          ------------
is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Indemnitee, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or in writing by the Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no
                                               --------  -------
event shall the obligation of any indemnifying party to contribute under this
Section 11 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 6 or 7 hereof had been available under the circumstances.

     The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata
                                                               --------
allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

     Notwithstanding the provisions of this Section 11, no Holder shall be required to contribute any amount in excess of the amount by which the gross proceeds from the sale of Shares exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

     12.  No Other Obligation to Register.  Except as otherwise expressly
          -------------------------------
provided in this Agreement, the Company shall have no obligation to any Holder to register the Registrable Shares under the Securities Act.

     13.  Amendments and Waivers.  The provisions of this Agreement may not be
          ----------------------
amended, modified, or supplemented or waived without the prior written consent of the Company and Holders holding in excess of two-thirds of the aggregate of all Shares held by (or issuable to) all Holders.

     14.  Notices.  Except as set forth below, all notices and other
          -------
communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, or registered or certified mail (return receipt requested), postage prepaid, or courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided, that notices of a change of address shall be
                          --------  ----
effective only upon receipt thereof):

     If to the Company:     Boston Properties, Inc.
                            800 Boylston Street
                            Boston, MA 02199-8001
                            Attn: Edward H. Linde, President
                            Telecopy: (617) 236-3300

     with a copy to:        Goodwin, Proctor & Hoar LLC
                            Exchange Place
                            Boston, MA  02109
                            Attn: Gilbert G. Menna, Esq.
                            Telecopy: (617) 523-1231

     If to the Holders:     As listed on the applicable Holder Signature Page,
                            including a copy to counsel as set forth therein.

In addition to the manner of notice permitted above, notices given pursuant to Sections 3, 8 and 9 hereof may be effected telephonically if promptly confirmed in writing thereafter in the manner described above.

     15.  Successors and Assigns.  This Agreement shall be binding upon the
          ----------------------
parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any Holder and any attempted assignment hereof by a Holder will be void and of no effect and such Holder shall indemnify the Company and the Partnership against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), arising out of or based upon such attempted assignment; provided, that, the Holder may assign its rights hereunder to any Person to whom
--------  ----
such Holder may Dispose of Shares and/or Units pursuant to Section 2 hereof.

     16.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     17.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within said State.

     18.  Severability.  In the event that any one or more of the provisions
          ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     19.  Entire Agreement.  This Agreement is intended by the parties as a
          ----------------
final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. Notwithstanding the foregoing, the parties recognize that certain provisions of the Contribution Agreement survive with respect to Holders herein exercising their redemption rights for any or all Units held by such Holders, and to the extent that there are any conflicting terms and provisions between the terms and provisions of this Agreement and the Contribution Agreement, the terms and provisions of the Contribution Agreement shall govern and prevail.

         [The Remainder of This Page Has Been Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                   BOSTON PROPERTIES, INC.


                                   By: /s/ Michael A. Cantalupa
                                      Name:  Michael A. Cantalupa
                                      Title: Senior Vice President


                                   BOSTON PROPERTIES LIMITED
                                   PARTNERSHIP

                                   By: Boston Properties, Inc.,
                                   Its General Partner


                                   By: /s/ Michael A. Cantalupa
                                      Name:  Michael A. Cantalupa
                                      Title: Senior Vice President

                   LOCK-UP AND REGISTRATION RIGHTS AGREEMENT
                             HOLDER SIGNATURE PAGE

     Reference is made to that certain Lock-Up and Registration Rights Agreement entered into on June 19, 2000 by and among Boston Properties, Inc., Boston Properties Limited Partnership, and the Holders named therein in connection with the contribution and conveyance of partnership interests in Boston Properties Limited Partnership. The undersigned, by its execution hereof, agrees to be bound by all the terms of a Holder thereunder.

                                  ALTID ENTERPRISES, LLC


                                  By: /s/ Raymond A. Carye
                                     Name:  Raymond A. Carye
                                     Title: Manager
                                     Date:  June 19, 2000


                                  By: /s/ Barbara F. Carye
                                     Name:  Barbara F. Carye
                                     Title: Manager
                                     Date:  June 19, 2000



                                  Address for notice:
                                  P.O. Box 410207
                                  17 Monsignor O'Brien Highway
                                  Cambridge, MA 02141
                                  Attn: Raymond A. Carye

                                  With a copy to:

                                  Goodwin Procter & Hoar
                                  Exchange Place
                                  Boston, MA 02109
                                  Attn: Christopher B. Barker, P.C.

                                                                      SCHEDULE A


                                LIST OF HOLDERS
                                ---------------

                             Altid Enterprises, LLC

                                                                      SCHEDULE B

                             PERMITTED DISTRIBUTEES
                             ----------------------

Provided that Investor Questionnaires are provided for them, the Permitted Distributees are:

Raymond A. Carye
Barbara F. Carye
Edward F. Carye
Katrina M. Carye
Barbara J. Hausman